UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 22, 2007

GALAXY ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-32237 (Commission File Number)	98-0347827 (IRS Employer Identification No.)

1331 – 17th Street, Suite 1050, Denver, Colorado 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (303) 293-2300

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 22, 2007, Galaxy Energy Corporation received a notice of failure to satisfy Section 1003(a)(iii) of the American Stock Exchange (“AMEX”) Company Guide for continued listing on AMEX. Such notice is a result of Galaxy having shareholders’ equity of less than $6,000,000 and losses from continuing operations and/or net losses in its five most recent fiscal years, as reported in its quarterly report on Form 10-Q for the quarter ended February 28, 2007. Galaxy expects to submit a plan to AMEX by June 22, 2007, in which it will advise AMEX of action it has taken, or will take, that would bring it into compliance with all continued listing standards of the Company Guide by November 24, 2008.

Item 9.01	Financial Statements and Exhibits

Regulation S-K Number	Document
99.1	Press release issued May 25, 2007 as to AMEX notice

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALAXY ENERGY CORPORATION

May 25, 2007	By:	/s/ Christopher S. Hardesty

Christopher S. Hardesty

Chief Financial Officer

EXHIBIT INDEX

Regulation S-K Number	Document
99.1	Press release issued May 25, 2007 as to AMEX notice

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